                                                                        Ex - 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation: NovaLink USA Corporation, a Delaware corporation
Number of Shares: Set Forth Below
Class of Stock: common, $.001 par value (the "Common Stock")
Initial Exercise Price: $0.01 per share
Issue Date:  July 18, 1997
Expiration Date:  July 17, 2002

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the Shares (as defined below) of NovaLink USA Corporation (the "Company") at an exercise price per Share of $0.01 (the "Warrant Price"), subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

          1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as APPENDIX 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

          1.2 CONVERSION RIGHTS. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3 SHARES. (a) Subject to adjustment as set forth in Article 2, the Holder shall be entitled to purchase the number of fully paid and nonassessable shares of Common Stock of the Company (the "Shares") pursuant to this Warrant that is equal to $25,000.00 divided by the sales price per share of Common Stock (or the sales price per share of any stock of the Company that is convertible into Common Stock on an equal share for share basis) issued in connection with next equity issuance by the Company after the issue date of this Warrant in which the Company receives aggregate minimum of $1,000,000.00 in exchange for such equity (an "Equity Issuance") in an arms length transaction. For example, if the sales price per share of Common Stock in the next Equity Issuance is $2.00, then the number of Shares that the Holder may purchase pursuant to this Warrant would be 12,500 (25,000 divided by 2.00).

               (b) Subject to adjustment as set forth in Article 2, in the event that an Equity Issuance does not occur within ninety (90) days from the issue date of this Warrant, then the number of Shares that may be purchased pursuant to this Warrant shall be the greater of (i) 25,000, or (ii) the number that is equal to $25,000 divided by the sales price per share of Common Stock (or the sales price per share of any stock of the company that is convertible into Common Stock on an equal share for share basis) issued in connection with next Equity Issuance.

               (c) The Company shall give the Holder at least ten (10) days prior written notice of the proposed closing date of the next Equity Issuance. The Company shall give the Holder written notice immediately after the closing of the next Equity Issuance setting forth (i) the sales price per share of Common Stock (or the sales price per share of any stock of the Company that is convertible into Common Stock on an equal share for share basis)issued in connection with such Equity Issuance, (ii) the class and number of shares of stock of the Company issued in connection with such Equity Issuance, (iii) the closing date of such Equity Issuance, and (iv) the number of Shares that the Holder may purchase pursuant to this Warrant calculated in accordance with
Section 1.3(a) or 1.3(b), as the case may be.

          1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

          1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7  REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

               1.7.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

               1.7.2. ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

               1.7.3. PURCHASE RIGHT. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.



ARTICLE 2. ADJUSTMENTS TO THE SHARES.

          2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its Common Stock (or the Shares if the Shares are securities other than Common Stock) payable in Common Stock, or other securities, subdivides the outstanding Common Stock into a greater amount of Common Stock, or, if the Shares are securities other than Common Stock, subdivides the Shares in a transaction that increases the amount of Common Stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3  INTENTIONALLY OMITTED

          2.4  INTENTIONALLY OMITTED

          2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

          2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.



ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

               (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (b) The authorized capital stock of the Company consists of 20,000,000 shares, consisting of 17,000,000 shares of Common Stock, 1,000,000 shares of Preferred Class A Convertible Stock, $.01 par value, and 2,000,000 shares of undesignated preferred stock. Schedule 3.1(b) sets forth all of the outstanding shares of Common Stock and outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock and/or other capital stock of the Company.

               (c) The Company has reserved for issuance pursuant to this Warrant not less than 25,000 shares of the Common Stock of the Company, and the Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock of the Company such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant,

          3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) such other financial statements required under and in accordance with any loan documents between Holder and the Company, then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares or, if the Shares are convertible into Common Stock of the Company, such Common Stock, shall be subject to the registration rights set forth in that certain Registration Rights Agreement, dated as of the date of this Warrant, by and between Holder and the Company.

ARTICLE 4. MISCELLANEOUS.

          4.1 TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

          4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder s notice of proposed sale.

          4.4 TRANSFER PROCEDURE. Subject to the provisions of Section 4.3 Holder may transfer this Warrant at any time to one of the following entities:
Silicon Valley Bancshares, The Silicon Valley Bank Foundation, or, to any other affiliate of the Holder (any such transferee is referred to herein as a "Transferee") by giving the Company notice of such transfer setting forth the name, address and taxpayer identification number of the Transferee and surrendering this Warrant to the Company for reissuance to the Transferee.

          4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

          4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

ATTEST:                                              "COMPANY"

                                                     NovaLink USA Corporation

By: /s/ Dave Rodriguez                               By: /s/ J. Radoff
    ------------------------------------                 -----------------------

Name: David E. Rodriguez                             Name: Jon Radoff
      ----------------------------------                   ---------------------

Title: Assistant Vice President, SVE                 Title: CEO
       ---------------------------------                    ---

                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1.   The undersigned hereby elects to purchase     shares of the common
stock of NovaLink USA Corporation pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to ________of shares of the common stock of NovaLink USA Corporation.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                     _____________________________________
                        (Name)


                     _____________________________________

                     _____________________________________
                       (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                            ___________________________________
                                                      (Signature)

____________________
      (Date)

                        SCHEDULE 3.1(c) - Capitalization

Outstanding Capital Stock:




Outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock and/or other capital stock of the Company: